SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES AND EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): January 3, 2006

COMMONWEALTH BIOTECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Virginia	001-13467	56-1641133
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 Biotech Drive

Richmond, Virginia 23235

(Address of principal executive offices)

Registrant’s telephone number, including area code: (804) 648-3820

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

As of January 3, 2006, Commonwealth Biotechnologies, Inc. (“CBI”) entered into an exclusive, worldwide license agreement with Prism Pharmaceuticals, Inc. (“Prism”) to develop, manufacture and commercialize CBI’s helix-based peptide technologies. Under the terms of the agreement, Prism will pay to CBI a nominal signing fee, milestone payments against product approvals, and royalties from net product sales. Milestone payments for FDA or USDA approvals include $5 million for first approved use, $2.5 million for the second approved use, and $1.25 million for the third approved use. Further, at its discretion, Prism will contract with CBI to facilitate testing and related activities in support of the investigational new drug (IND) application.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Financial statements of businesses acquired.

Not Applicable.

(b)	Pro forma financial information.

Not Applicable.

(c)	Exhibits.

10.1	Patent License and Development Agreement, dated as of January 3, 2006, by and between the registrant and Prism Pharmaceuticals, Inc.

99.1	Press release, dated January 5, 2006, announcing the registrant’s entry into an exclusive, worldwide license agreement with Prism Pharmaceuticals, Inc.

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Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COMMONWEALTH BIOTECHNOLOGIES, INC.

By:	/s/ Robert B. Harris, Ph.D.
Robert B. Harris, Ph.D.
President and Chief Executive Officer

Dated: January 5, 2006

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EXHIBIT INDEX

Number	Description of Exhibit
10.1	Patent License and Development Agreement, dated as of January 3, 2006, by and between the registrant and Prism Pharmaceuticals, Inc.

99.1	Press release, dated January 5, 2006, announcing the registrant’s entry into an exclusive license agreement with Prism Pharmaceuticals, Inc.

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